                                                                   EXHIBIT 10.19

                           STOCK PURCHASE AGREEMENT


This Agreement ("Agreement") is made effective as of this 30/th/ day of
                 ---------
November, 1999, by and between The BigBallot, Inc., a Delaware corporation with its principal place of business in California ("BigBallot"), and The BigHub.com,
                                                ---------
Inc., a Florida corporation with its principal place of business in California ("BigHub").
  ------

                               R E C I T A L S:
                               ---------------

     A. WHEREAS, BigBallot will operate an Internet website for sports and entertainment balloting and which will contain information relating to such industries and others (the "Website").
                            -------

     B. WHEREAS, BigHub desires to provide to BigBallot, and BigBallot desires to receive from BigHub, certain services related to the set-up, administration and operation of the Website, pursuant to a Master Website Services Agreement to be executed simultaneously herewith, a copy of which is attached hereto as Exhibit A (the "Services Agreement").
---------       ------------------

     C. WHEREAS, the Services Agreement contemplates amongst other things, that BigBallot shall be the exclusive balloting entity for the BigHub web portal.

     D.   WHEREAS, in consideration for the BigHub's undertaking to satisfy its obligations under the Services Agreement, BigBallot is willing to issue to BigHub, and BigHub desires to receive from BigBallot, shares of BigBallot's common stock (the "Shares") according to the terms and conditions of this
                   ------
Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.   Issuance of Shares/Warrants.
     ---------------------------

     (a)  Issuance of Shares.  In consideration of entering into the Services
          ------------------
Agreement, BigBallot shall issue to BigHub, and BigHub shall accept from BigBallot, six hundred twenty-two thousand two hundred twenty-two (622,222) Shares upon execution of this Agreement.

     (b)  Issuance of Warrants.  In consideration for BigBallot's receipt of
          --------------------
and subject to BigHub raising on behalf of BigBallot (the "Offering") up to Four
                                                           --------
Million Dollars ($4,000,000) in equity capital for no greater than a Thirty-Three percent (33%) equity interest, on a fully diluted basis, in BigBallot from third party investors ("Equity Capital") on or before April 30, 2000, BigBallot
                        --------------
shall grant BigHub a warrant (the "Warrant") to purchase Three Hundred Seventy-
                                   -------
Seven Thousand Seven Hundred Seventy-Eight (377,778) Shares of Common Stock of BigBallot. A copy of the form of the Warrant is attached hereto as Exhibit
                                                                    -------
1(b).  Partial or proportional credit shall be given toward earning the Warrant.
----
For example, if BigHub raises One Million Dollars ($1,000,000) in Equity Capital, the Warrant shall only be exercisable into Ninety-Four Thousand Four Hundred Forty-Four and One-Half (94,444.5) Shares of Common

Stock of BigBallot (which is One-Fourth (1/4) of Three Hundred Seventy-Seven Thousand Seven Hundred Seventy-Eight (377,778) shares). BigHub acknowledges and agrees to (i) BigBallot's duties to comply with federal and state securities laws in evaluating potential subscribers for the Equity Capital; (ii) BigBallot is concurrently attempting to raise the first round of capital financing of approximately Four Million Dollars ($4,000,000); and (iii) notwithstanding any of the foregoing, that BigBallot's Board of Directors has as its sole discretion the right to refuse to accept any subscribers for Equity Capital.

2.   Right of First Refusal.
     ----------------------

     Before any Shares registered in the name of BigHub or any transferee thereof may be sold or transferred, such Shares shall first be offered to BigBallot in the manner set forth below.

     (a)  Notice of Sale.  BigHub or BigHub's transferee shall deliver a
          --------------
notice (the "Notice") in writing to the Secretary of BigBallot of such person's
             ------
bona fide intention to sell or transfer such shares.  The notice shall specify
(i) the proposed buyer or buyers, (ii) the number of the shares to be sold or transferred, (iii) the price per share, and (iv) the terms upon which BigHub or the transferee intends to make such sale or transfer. In the event that the consideration to be received is other than cash, the Notice shall fully describe such consideration and state the fair market value thereof. BigBallot, at its option and at the expense of BigHub or the transferee of BigHub, may in good faith require that the fair market value of such consideration be determined by an independent appraiser selected by BigBallot. In the case of a noncash consideration, the price per share shall be based upon the fair market value of the consideration as stated in the Notice, unless BigBallot exercised its option to require the aforementioned independent appraisal, in which case the price per share shall be based upon such independently appraised fair market value.

     (b)  Included Transactions.  A sale or transfer shall be deemed to have
          ---------------------
occurred for the purpose of this Section 2 whenever any interest in any of the
                                 ---------
Shares is transferred voluntarily, involuntarily or by operation of law, irrespective of whether any change in the record ownership results therefrom and without regard to whether or not any consideration is received for such transfer.

     (c)  Exercise of Right.  Within 30 days after receipt  of the Notice,
          -----------------
BigBallot or its assignee shall have the prior right to purchase the Shares referred to in the Notice at the price and upon the terms and conditions stated in the Notice. The Corporation or its assignee may elect to purchase all (but not less than all) of the Shares referred to in the Notice at the price and upon the terms and conditions stated therein by giving notice in writing to BigHub or the transferee of the BigHub within such 30 day period and tendering payment to such individual within 30 days after giving such notice against delivery of the Shares duly endorsed for transfer. In the event an appraisal is requested under
Section 2(a) hereof, the period for payment shall be extended for so long as it
------------
necessary to obtain the appraisal report.

     (d)  Right to Sell or Transfer. If BigBallot or its assignee does not elect
          -------------------------
to purchase the Shares as provided in Section 2(d), BigBallot and its assignee
                                      ------------
shall be deemed to have
waived their right to acquire the Shares, and BigHub's or BigHub's transferee may sell or transfer the Shares within a period of 15 days after such deemed waiver and provided further that any such sale or transfer is in accordance with the terms and conditions specified in the Notice. Any shares so transferred shall continue to be subject to the right of first refusal provided in this
Section 2. Any such transfer must also be in compliance with applicable
---------
securities laws and the provisions of Section 4 of this Agreement. If BigHub or
                                      ---------
BigHub's transferee does not sell or transfer all the Shares referred to in the Notice within the aforesaid 15 day period, the Shares shall become again subject to the restrictions imposed by this Section 2.
                                    ---------

     (e)  Other Transfers Void.  Any sale or transfer, or purported sale or
          --------------------
transfer, of the Shares shall be null and void unless made in accordance with the terms, conditions and provisions of this Section 2. BigBallot shall not be
                                             ---------
required (i) to transfer on its share register any Shares which shall have been purportedly sold or transferred if such transfer would be in violation of this Agreement or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any purported transferee to whom such Shares shall have purportedly been so transferred.

     (f)  Termination of Provisions.  The provisions of this Section 2 shall
          -------------------------                          ---------
terminate and cease to have effect upon the earliest to occur of (i) the consummation of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") covering the offer and sale of BigBallot's common stock, (ii) the
      ---
date upon which BigBallot becomes a reporting company under either Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) the closing date of a sale of assets or merger of BigBallot or other acquisition transaction pursuant to which the shareholders of BigBallot receive securities of a buyer whose shares are publicly traded.

3.   Capital Changes.
     ---------------

     (a)  Definition of a Capital Change.  For purposes of this Agreement, a
          ------------------------------
"Capital Change" shall include:
 --------------

          (i) Any stock divided or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of BigBallot; or

          (ii) Any liquidation or consolidation or merger of BigBallot with another corporation.

     (b)  Effect of Capital Changes.  If a Capital Change occurs, then any and
          -------------------------
all new, substitute or additional securities, or other property, other than cash, to which BigHub is entitled by reason of BigHub's ownership of the Shares, shall be immediately subject to this Agreement and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the forfeiture provisions, right of first refusal, and other terms of this Agreement.

4.   Securities Law Compliance.
     -------------------------

     (a)  Exemption From Registration.  The Shares have not been registered
          ---------------------------
under the Act and are being issued to BigHub in reliance upon the exemption from such registration provided by Section 4(2) of the Act. The Shares have not been qualified under the California Corporate Securities Law of 1968 and are being issued to BigHub in reliance upon the exemption from qualification provided by
Section 25102(f) of the Corporations Code.

     (b)  Investment Representations.  As an inducement to BigBallot to issue
          --------------------------
the Shares to BigHub, and in order to establish the suitability of BigHub for such an investment, BigHub hereby represents and warrants to BigBallot as follows:

          (i)    Investment Intent.  BigHub is aware of and familiar with
                 -----------------
BigBallot's business affairs and financial condition and has acquired sufficient information about BigBallot to reach a knowledgeable and informed decision to acquire the Shares. BigHub is acquiring the Shares for investment for his own account, not for resale, without any intention of or view toward or for participating, directly or indirectly, in a distribution of the Shares or any portion thereof.

          (ii)   Representatives.  BigHub has consulted with such professional
                 ---------------
advisors (the "Representatives"), if any, as BigHub has seen fit in connection with this proposed investment.

          (iii)  Experience.  BigHub and BigHub's Representatives, if any, have
                 ----------
such knowledge and experience in financial and business matters that BigHub is capable of evaluating the merits and risks of investment in the Shares.

          (iv)   Risks.  BigHub understands that an investment in BigBallot is
                 -----
speculative, that any possible profits therefrom are uncertain, and that BigHub must bear the economic risks of the investment in BigBallot for an indefinite period of time. BigHub is able to bear these economic risks and to hold the Shares for an indefinite period.

          (v)    Information.  BigHub and BigHub's Representatives, if any,
                 -----------
understand that all documents required to be made available to BigHub under Rule 502(b)(2)(iii) of the rules promulgated under the Act, and all records and books pertaining to this investment have been made available for inspection by him or his advisor and that the books and records of BigBallot will be available upon reasonable notice by investors during reasonable business hours at its principal place of business. BigHub and BigHub's Representatives, if any, have had a reasonable opportunity to ask questions of and receive answers from BigBallot, or a person or persons acting on its behalf, concerning the Shares in connection with an evaluation of the merits and risks of this investment in BigBallot, and all such questions have been answered to the full satisfaction of BigHub and BigHub's Representatives, if any.

          (vi)   Domicile.  BigHub's principal place of business is in the State
                 --------
of California, and BigHub does not have any present intention of moving its principal place of business from California.

          (vii)  Legends.  BigHub understands and agrees that (i) the legends
                 -------
set forth in Section 5 will be placed on the certificate(s) evidencing the Shares and on certificate(s) issued to transferees; (ii) the stock records of BigBallot will be noted with respect to such restrictions; and (iii) BigBallot will not be under any obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration.

          (viii) Restrictions on Resale.  BigHub understands that, under
                 ----------------------
relevant securities law requirements, additional restrictions on the transferability of the Shares will apply, unless BigBallot, in its discretion, otherwise determines. BigHub understands that the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. BigBallot is under no obligation to so register the Shares. BigHub understands that Rule 144 of the Securities and Exchange Commission permit limited public resale of securities acquired in a non-public offering subject to satisfaction of certain conditions. BigHub understands that BigBallot may not be satisfying, and is not obligated to satisfy, any requirement of Rule 144 at such time as BigHub might wish to sell any of the Shares, and, if so, BigHub must be precluded from selling any of the Shares under Rule 144.

     (c)  Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth above. BigHub further agrees that BigHub shall in no event make any disposition of any portion of the Shares unless and until:

          (i) (A) There is in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or (B)(1) BigHub shall have notified BigBallot of the proposed disposition and shall have furnished BigBallot with a detailed statement of the circumstances surrounding the proposed disposition, (2) BigHub shall have furnished BigBallot with an opinion of the BigHub's counsel to the effect that such disposition will not require registration of such shares under the Act and (3) such opinion of the BigHub's counsel shall have been concurred in by counsel for BigBallot and BigBallot shall have advised BigHub of such concurrence; and

          (ii) There has been compliance with the right of first refusal provisions contained in Section 2.
                        ---------

5.   Legends on Shares.
     -----------------

     Each certificate representing the Shares shall have conspicuously printed on it the following legends:

     (a) "THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR THE SECURITIES LAWS OF THE VARIOUS STATES, AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT COVERING THESE SHARES, OR (2) UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL

SATISFACTORY TO THE CORPORATION THAT THESE SHARES MAY BE TRANSFERRED WITHOUT REGISTRATION."

     (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     (c) Any legend required to be placed thereon by the California Commissioner of Corporation, or required by the applicable blue sky laws of any state.

6.   Other Provisions.
     ----------------

     (a)  Valuation of Shares.  BigHub understands that the Shares have been
          -------------------
valued by the board of directors of BigBallot for the purpose of this sale, and that BigBallot believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. BigHub also understands, however, that BigBallot can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a determination that the Shares had value greater than the purchase price, the additional value would constitute income as of the date of its receipt. The additional taxes (and interest) due would be payable by BigHub, and there is no provision for BigBallot to reimburse BigHub for that tax liability. BigHub assumes all responsibility for such potential tax liability.

     (b)  Market Lock Up.
          --------------

          (i)  Lock Up Period.  In connection with any underwritten public
               --------------
offering by BigBallot of its equity securities pursuant to an effective registration statement filed under the Act, including BigBallot's initial public offering, BigHub shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any of the Shares without the prior written consent of BigBallot or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by BigBallot or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. This Section 7(b) shall only remain in effect for the
                                ------------
two-year period immediately following the effective date of BigBallot's initial public offering and shall thereafter terminate and cease to be in force or effect.

          (ii) Limitation.  BigHub shall be subject to the market lock up
               ----------
provisions of this Section 6(b) provided and only if the officers and directors
                   ------------
of BigBallot are also subject to similar arrangements.

          (iii)  Stop Transfer.  In order to enforce the provisions of Section
                 -------------                                         -------
6(b), BigBallot may impose stop-transfer instructions with respect to the Shares
----
until the end of the applicable lock up period.

7.   Mutual Confidentiality.
     ----------------------

     (a)  Confidential Information.  The term "Confidential Information" shall
          ------------------------             ------------------------
include all business and financial information, written or oral, including, but not limited to, technical know-how, specifications, quality standards, formulae, instructions, financial data, marketing information, strategies, procedures, processes, client, customer or product lists and all other proprietary and confidential information of any party hereto or an affiliate of such party. Notwithstanding the foregoing, Confidential Information shall not include any information which:

          (i) is in the public domain at the time of receipt by receiving party or which comes into the public domain without breach of any obligation assumed hereunder; or

          (ii) was already known by the receiving party at the time of receipt from the disclosing party without reference to the current or any prior relationship between the receiving party and the disclosing party; or

          (iii) is required to be disclosed by the receiving party pursuant to a judgment, order or other mandate of any court of competent jurisdiction or any administrative, governmental or regulatory body, agency, or office.

    (b)   Disclosure and Use.  The disclosure of Confidential Information by any
          ------------------
party to the other party or to any director, officer, employee, agent or representative of such other party shall be received, used and retained by such other party and its directors, officers, employees, agents and representatives on a strictly confidential basis and, except as expressly provided for herein or as required by applicable law, shall not be disclosed to any third party or in any way used by such other party or any such other person. Neither party nor any of its directors, officers, employees, agents or representations receiving any Confidential Information shall disclose any such information to any person outside of its organization or to any other third party without the prior written consent of a duly authorized representative of the disclosing party. Each party agrees to use its best efforts to limit dissemination of and access to any Confidential Information only to the persons within such party's immediate organization (and not to any subsidiary, parent company or affiliate of such party) and then only to those persons who have a need for access to such Confidential Information. All tangible reproductions, copies or embodiments, in whole or in part, of any Confidential Information shall carry a confidential, proprietary notice similar to that, if any, with which it was submitted to the receiving party.

          (c)  Term of Confidentiality.  The foregoing obligations under this
               -----------------------
Section 7 shall continue in effect for a period of three (3) years following the
---------
execution of this Agreement.

8.   Attorneys' Fees.
     ---------------

     The prevailing party in any legal action arising out of this Agreement shall be entitled, in addition to any other rights and remedies such party may have, to reimbursement for its expenses, including costs and reasonable attorneys' fees.

9.   Rights as a Shareholder.
     -----------------------

     Subject to the provisions and limitations hereof, BigHub may, during the term of this Agreement, exercise all rights and privileges of a shareholder of BigBallot with respect to the Shares.

10.  Miscellaneous Provisions.
     ------------------------

     (a)  Independent Contractor Status.  The parties hereto are independent
          -----------------------------
contractors as to each other and nothing in this Agreement shall, or shall be construed to, constitute an agency, partnership or joint venture relationship between the parties hereto.

     (b)  Additional Actions.  The parties will execute such further instruments
          ------------------
and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     (c)  Notices.  All notices, requests, consents and other communications
          -------
required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, or transmitted by telegram or facsimile if confirmed by such mailing, to BigHub and BigBallot at the respective addresses set forth on the signature page hereto. Either party may change its address by written notice to the other.

     (d)  Assignment.  BigBallot may assign its rights and delegate its duties
          ----------
under this Agreement.   This Agreement shall inure to the benefit of the
successors and assigns of BigBallot and, subject to the restrictions on transfer herein set forth, be binding upon BigHub, BigHub's heirs, executors, administrators, successors and assigns.

     (e)  No Waiver.  The failure of BigBallot (or its assignees) in any
          ---------
instance to exercise the right of first refusal, shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between BigBallot and BigHub. No waiver of any breach of condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     (f)  Cancellation of Shares.  If BigBallot (or its assignees) shall make
          ----------------------
available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Shares are to be repurchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such Shares shall be deemed purchased in accordance with the applicable provisions hereof and BigBallot (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     (g)  Entire Agreement.  This Agreement and Exhibit(s) hereto represent the
          ----------------
entire agreement between the parties and supersedes all prior or contemporaneous oral or written agreements of the parties. This Agreement may be modified, amended or changed only by a written instrument signed by the parties. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this Agreement.

     (h)  Governing Law.  This Agreement shall be governed as to validity,
          -------------
enforcement, construction, effect and in all other respects, by the laws of the State of California, and the parties hereto hereby consent to the jurisdiction of the courts of the State of California to enforce this Agreement.

     (i)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be an original but all of which, when taken together, shall be deemed to be one and the same original instrument. The execution of any number of counterparts shall have the same effect as if all parties hereto had signed the same document. The facsimile execution of this Agreement by a party hereto shall be considered to be the original execution of the Agreement by such party.

     (j)  Severability.  If any provision of this Agreement is held to be
          ------------
unenforceable or illegal, the other provisions of this Agreement shall not be affected by any such holding and shall remain in full force and effect and shall be construed in accordance with the purpose and terms of this Agreement. In such event the parties shall use all reasonable efforts to replace any such unenforceable or illegal provision with a provision reflecting as nearly as possible the intent, purpose and economic effect of such provision.

     (k)  Amendments.  This Agreement may not be amended, modified or
          ----------
supplemented except by a writing executed by both parties.

     (l)  Headings.  The section headings contained in this Agreement are
          --------
included for convenience of reference only and are not intended by the parties to be a part of or to affect the meanings or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


BIGHUB:                                    The BigHub.com, Inc.,
                                           a Florida corporation

                                           By: /s/ Frank W. Denny
                                              ----------------------------------

                                                  Frank W. Denny, CEO
                                             -----------------------------------
                                             (Print Name, Title)

                                           Address:

                                           2939 Mossrock
                                           -------------------------------------
                                           Suite 100
                                           -------------------------------------
                                           San Antonio, TX 78230
                                           -------------------------------------


BIGBALLOT:                               The BigBallot, Inc.,
                                         a Delaware corporation

                                         By: /s/ Jeff Gehl
                                            ------------------------------------
                                            Jeff Gehl, President

                                         Address:
                                         4400 MacArthur Blvd.
                                         Suite 500
                                         Newport Beach, CA 92660

                                   EXHIBIT A

                               SERVICES AGREEMENT
                               ------------------

                                       11